Exhibit 99.1

NEWS RELEASE

NOVAGOLD Reports Successful Completion of the Public Comment Period for
the Donlin Gold Draft Environmental Impact Statement

June 1, 2016 — Vancouver, British Columbia — NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) is pleased to announce that the Donlin Gold draft Environmental Impact Statement (EIS) public comment period has been successfully completed. Permitting for Donlin Gold began in 2012 and has been governed by the National Environmental Policy Act with the U.S. Army Corps of Engineers (Corps) acting as the lead agency.

Since the commencement of the public comment period in November 2015, the Corps has conducted 17 meetings in communities across the Yukon-Kuskokwim region and in Anchorage. These meetings were an opportunity for the Corps to present an overview of the draft EIS, which evaluates the potential environmental, social and economic impact of the proposed project and alternatives, while also providing a platform for residents to ask questions and provide their own input into the process. The Corps will review and respond to all comments on the draft EIS in a final EIS, which the Corps anticipates will be published in 2017.

"Successful completion of the public comment period represents a key milestone as we take Donlin Gold up the value chain for the benefit of all of the project's stakeholders," said Greg Lang, NOVAGOLD's President and Chief Executive Officer. "I would like to extend my sincere appreciation to all the individuals who participated in multiple public meetings and submitted valuable comments to the Corps. The involvement and input by the local communities further strengthens Donlin Gold's objective of being a model development project, environmentally and socially responsible as well as offering a unique opportunity to ensure a prosperous future for the Yukon-Kuskokwim region and the broader state of Alaska for many decades to come."

Keeping local residents engaged and informed has been a fundamental value of NOVAGOLD from the start. Donlin Gold is located on private land, designated for mining. Mineral rights at the Donlin Gold project were specifically selected by the Calista Corporation (Calista) and the surface estate by The Kuskokwim Corporation (TKC) during the Alaska Natives Claims Settlement Act (ANCSA) of 1971, for their shareholders to have the opportunity to benefit from the property's mineral development and ultimately, production. For over two decades, the Company has worked hand-in-hand with local stakeholders to develop a project that brings long-lasting benefits to the region, while upholding a commitment to responsible development. From our constructive partnerships with Calista and TKC, to actively engaging with local communities as well as working closely with State and Federal regulators, the Company has built and maintained excellent working relationships that continue to be the foundation for the ongoing and successful progress of the Donlin Gold project.

About NOVAGOLD
NOVAGOLD is a well-financed precious metals company engaged in the exploration and development of mineral properties in North America. Its flagship asset is the 50%-owned Donlin Gold project in Alaska, one of the safest jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated resource categories (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest grade, and most prospective known gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold should average approximately 1.5 million ounces of gold per year for the first five full years, followed by decades of more than one million ounces per year on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on permitting, community outreach and workforce development in preparation for the construction and operation of this top tier asset. The Donlin Gold project commenced permitting in 2012, a clearly defined process expected to take approximately five years.  NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 Pre-Feasibility Study (as defined below), once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one jurisdiction. NOVAGOLD is currently evaluating opportunities to sell all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

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Scientific and Technical Information
Scientific and technical information contained herein with respect to Donlin Gold is derived from the "Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study" compiled by AMEC with an effective date of November 18, 2011, as amended January 20, 2012  (the "Second Updated Feasibility Study").  Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent "qualified persons" as defined by NI 43-101.
Certain scientific and technical information contained herein with respect to Galore Creek is derived from the technical report entitled "Galore Creek Project British Columbia NI 43-101 Technical Report on Pre-Feasibility Study" dated effective July 27, 2011 (the "2011 Pre-Feasibility Study"). The Qualified Persons responsible for the preparation of the independent technical report are Greg Kulla, P. Geo., Principal Geologist (AMEC Americas Limited), and Jay Melnyk, P. Eng. (AMEC Americas Limited), each of whom are independent "qualified persons" as defined by NI 43-101.
Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a "qualified person" under NI 43-101, has approved the scientific and technical information related to the Donlin Gold and Galore Creek projects contained in this press release.

NOVAGOLD Contact:
Mélanie Hennessey
 Vice President, Corporate Communications
Erin O'Toole
 Senior Stakeholder Relations Specialist
604-669-6227 or 1-866-669-6227
Cautionary Note Regarding Forward-Looking Statements
This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of Donlin Gold, statements relating to NOVAGOLD's future operating and financial performance, outlook, and the potential sale of all or part of NOVAGOLD's interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding the 2016 outlook; perceived merit of properties; anticipated permitting timeframes; exploration results and budgets; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD's expectations include the uncertainties involving the need to obtain permits and governmental approvals; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties, respectively; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD's Annual Report filed on Form 10-K for the year-ended November 30, 2015 with the United States Securities and Exchange Commission, Canadian securities regulators, and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors
This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended ("CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of "measured" or "indicated resources" will ever be converted into "reserves". Investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of the "inferred resources" will ever be upgraded to "indicated resource", "measured resource", or "mineral reserve" status. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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